For Immediate Release
Media Contacts:
Elizabeth Bacelar LivePerson, Inc. (212) 609-4200 ebacelar@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports First Quarter 2011 Financial Results

•	First quarter revenue increased 20% from prior year
•	Record EBITDA per share of $0.16
•	Adjusted net income per share of $0.09
•	GAAP EPS of $0.06
•	Daniel Murphy named Chief Financial Officer

NEW YORK, NY – May 2, 2011 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online, real-time intelligent engagement solutions, today announced financial results for the first quarter ended March 31, 2011.

Revenue

Revenue for the first quarter was $30.4 million, a 20% increase from the first quarter of 2010, and a 1% sequential increase as compared to the fourth quarter of 2010. Revenue from business operations for the first quarter was $26.7 million, a 22% increase as compared to the first quarter of 2010 and a 2% increase as compared to the fourth quarter of 2010.  Revenue from consumer operations for the first quarter was $3.7 million, a 6% increase as compared to the first quarter of 2010, and down 1% as compared to the fourth quarter of 2010.

“The first quarter kicked off what we expect to be an exciting year for LivePerson,” said CEO Robert LoCascio. “We have moved quickly to expand our developer community, with dozens of third-parties now leveraging our unique technology to create value-added offerings for our customers, and we also look forward to launching our own new product offerings during the coming quarters.”

In addition, Daniel Murphy joined the company as its Chief Financial Officer today. Mr. Murphy succeeds President and CFO Tim Bixby, who announced his intention to leave the company late last year.  Mr. Bixby will continue with the company through May 13, 2011 to support the transition.

Customer Expansion

LivePerson added 12 new enterprise and midmarket clients in the quarter, including:

•	2 of the 25 largest US banks
•	a leading SaaS email services provider
•	the world’s leading provider of commercial information about businesses
•	one of the UK’s largest independent investment managers
•	a leading web-based direct marketing and retail brand company

The company also expanded business with

•	T-Mobile Netherlands
•	A leading worldwide provider of IT services and solutions
•	Verizon
•	a leading US-based telecommunications services provider
•	One of Europe’s largest banks

Net Income

Net income for the first quarter of 2011 was $3.2 million or $0.06 per share as compared to $2.1 million or $0.04 per share in the first quarter of 2010, and net income of $2.7 million or $0.05 per share in the fourth quarter of 2010.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before other income/(expense), taxes, depreciation, amortization and stock-based compensation (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income for the first quarter of 2011 was $5.1 million or $0.09 per share, as compared to $3.6 million or $0.07 per share in the first quarter of 2010, and $4.6 million or $0.09 per share in the fourth quarter of 2010.

EBITDA for the first quarter of 2011 was $8.6 million or $0.16 per share, as compared to $6.0 million or $0.12 per share in the first quarter of 2010, and $7.9 million or $0.15 per share in the fourth quarter of 2010.

Cash

The company’s cash balance was $67.1 million at March 31, 2011 as compared to $61.3 million as of December 31, 2010.  The company generated $4.5 million of cash from operations in the first quarter.  Also during the first quarter, the company incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, and leasehold improvements, resulting in a cash outlay of approximately $2.3 million.

Financial Expectations

Following is the company’s current expectation for financial and operating performance:

Second Quarter 2011
•	Revenue of $31.3 - $31.8 million
•	EBITDA of $0.13 - $0.15 per share
•	Adjusted net income per share of $0.06 - $0.08
•	GAAP EPS of $0.04 - $0.05
•	Fully diluted share count of approximately 55.5 million

Full Year 2011
•	Revenue of $133 - $136 million
•	EBITDA of $0.60 - $0.63 per share
•	Adjusted net income per share of $0.33 - $0.36
•	GAAP EPS of $0.20 - $0.22
•	Fully diluted share count of approximately 56.0 million

Other Full Year 2011 Assumptions
•	Amortization of intangibles of approximately $1.0 million
•	Stock-compensation expense of approximately $6.0 million
•	Depreciation of approximately $8.0 million
•	Effective tax rate of approximately 36%
•	Cash tax rate of approximately 36%
•	Capital expenditures of approximately $8.0 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Q1 2011	Q1 2010
Cost of revenue	$298	$214
Product development	440	335
Sales and marketing	336	280
General and administrative	461	258
Total	$1,535	$1,087

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Q1 2011	Q1 2010
Cost of revenue	$307	$306
General and administrative	11	83
Total	$318	$389

Earnings Teleconference and Video Discussion Information

The company will discuss its first quarter 2011 financial results during a teleconference today, May 2, 2011, at 5:00 p.m. ET.  To participate, please call 877-507-3684 before 5:00 p.m. ET. International callers, please dial 706-634-9559. Please reference the conference ID “61585391”.

If you are unable to participate, the teleconference will be available for replay at 6:00 p.m. ET on May 2, 2011 until August 2, 2011. To access the replay, please call 800-642-1687 (U.S. and Canada) or 706-645-9291 (international). Please reference the conference ID “61585391”.

The company will also post a video discussion of its first quarter 2011 results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

LivePerson, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2011	2010

Revenue	$30,382	$25,308

Operating expenses:
Cost of revenue	8,095	6,632
Product development	4,377	3,606
Sales and marketing	8,860	7,690
General and administrative	3,960	3,792
Amortization of intangibles	11	83
Total operating expenses	25,303	21,803

Income from operations	5,079	3,505

Other expense, net	170	(26)

Income before provision for income taxes	5,249	3,479

Provision for income taxes	2,018	1,343

Net income	$3,231	$2,136

Basic net income per common share	$0.06	$0.04

Diluted net income per common share	$0.06	$0.04

Weighted average shares outstanding used in basic net
income per common share calculation	52,080,363	49,838,491

Weighted average shares outstanding used in diluted net
income per common share calculation	54,805,222	52,193,862

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

		Three Months Ended
		March 31,
		2011	2010
Net income in accordance with generally
accepted accounting principles		$3,231	$2,136
Add/(less):
(a)	Amortization of intangibles	318	389
(b)	Stock-based compensation	1,535	1,087
(c)	Depreciation	1,634	1,053
(d)	Provision for income taxes	2,018	1,343
(e)	Other expense, net	(170)	26
EBITDA (1)		$8,566	$6,034
Diluted EBITDA per common share		$0.16	$0.12

Weighted average shares used in diluted EBITDA
per common share		54,805,222	52,193,862

Net income in accordance with generally
accepted accounting principles		$3,231	$2,136
Add:
(a)	Amortization of intangibles	318	389
(b)	Stock-based compensation	1,535	1,087
Adjusted net income		$5,084	$3,612
Diluted adjusted net income per common share		$0.09	$0.07

Weighted average shares used in diluted adjusted net income
per common share		54,805,222	52,193,862

EBITDA		$8,566	$6,034
Add/(less):
(a)	Changes in operating assets and liabilities	(2,479)	(5,064)
(b)	Provision for income taxes	(2,018)	(1,343)
(c)	Deferred income taxes	220	(6)
(d)	Provision for doubtful accounts	60	-
(e)	Other expense, net	170	(26)
Net cash provided by (used in) operating activities		$4,519	$(405)

(1)	Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensationand other non-cash charges.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$67,119	$61,336
Accounts receivable, net	19,606	16,491
Prepaid expenses and other current assets	5,046	6,341
Deferred tax assets, net	1,540	1,529
Total current assets	93,311	85,697

Property and equipment, net	12,491	12,762
Intangibles, net	1,806	2,124
Goodwill	24,090	24,015
Deferred tax assets, net	3,645	3,876
Deferred implementation costs	172	164
Security deposits	500	499
Other assets	1,980	2,006
Total assets	$137,995	$131,143

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$6,736	$6,416
Accrued expenses	9,099	12,111
Deferred revenue	6,720	5,570
Total current liabilities	22,555	24,097

Deferred revenue, net of current	421	513
Other liabilities	1,980	1,890
Total liabilities	24,956	26,500

Commitments and contingencies

Total stockholders' equity	113,039	104,643
Total liabilities and stockholders' equity	$137,995	$131,143

About LivePerson
LivePerson, Inc. (NASDAQ and TASE:  LPSN) is a leading provider of real-time intelligent engagement solutions that optimize online conversions, customer service and support for companies of all sizes. Our web-based solutions use a scalable application and system architecture, allowing for quick deployment.  LivePerson offers a secure and reliable platform for delivery of relevant, compelling and personalized online experiences. More than 8,500 companies including Cisco, Hewlett-Packard, IBM, Microsoft, Verizon and Orbitz rely on LivePerson to maximize the impact of the online channel. LivePerson has been named one of America's 25 Fastest-Growing Tech Companies in 2010 by Forbes, and Company of the Year by Frost and Sullivan.  LivePerson is headquartered in New York City with offices in Tel Aviv, Atlanta, London and San Francisco. For more information please visit http://www.liveperson.com.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly and annual results; the adverse effect that the global recession may have on our business; competition in the real-time sales, marketing, customer service and online engagement solutions market; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; risks related to the operational integration of acquisitions; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to the regulation or possible misappropriation of personal information; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; and risks related to our common stock being traded on more than one market, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.